                                                                   EXHIBIT 10.9

                        EXECUTIVE MANAGEMENT AGREEMENT
                        ------------------------------


          EXECUTIVE MANAGEMENT AGREEMENT, (this "Agreement") effective as of February 1, 1998 (the "Effective Date"), by and between SAMSONITE CORPORATION, a Delaware corporation (the "Company"), and LUC VAN NEVEL, a resident of Belgium (the "Executive").

                             W I T N E S S E T H:

          WHEREAS, the Company desires to retain the services of the Executive and to enter into this Agreement as of the Effective Date.

          WHEREAS, the Executive is willing to serve the Company on the terms and conditions herein provided.

          NOW, THEREFORE, in consideration of the foregoing and of the premises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

     1.   EXECUTIVE MANAGEMENT
          --------------------

          The Company agrees to employ the Executive and the Executive agrees to serve the Company on the terms and conditions set forth herein.

     2.   TERM
          ----

          This Agreement shall have a term (the "Term") beginning on the Effective Date and expiring on January 31, 2002.

     3.   POSITION AND DUTIES
          -------------------

          (a) The Executive shall serve as President and Chief Operating Officer of the Company and shall perform such duties and services prescribed herein and as may be prescribed from time to time by the Board of Directors of the Company or any duly authorized committee thereof (the "Board"). The Executive shall perform such duties to the best of his ability and in a lawful, diligent and proper manner. The Executive shall report directly to the Board.

          (b) The Company acknowledges that the Executive is devoting some of his business time to providing executive management services to certain European subsidiaries of the Company, including Samsonite Europe N.V., Samsonite Italia, and Samsonite Espana, among others. Except for time devoted to the affairs of the Company's European subsidiaries pursuant to the Consulting Agreement, and except during customary vacation periods and periods of illness, the Executive shall, during his employment hereunder, devote his full business time and attention to the performance of services under this Agreement, and as determined by the Board. As part of the Executive's duties hereunder, it is contemplated that the Executive shall travel to the Company's headquarters in Denver, Colorado at least two times per calendar quarter and at such other times as may be necessary or appropriate to perform his duties hereunder.

          (c) Nothing in this Agreement shall affect the Executive's duty of loyalty and duty of care to the Company and its subsidiaries as provided under applicable state laws.

          (d) At any time during the Term of this Agreement, if the Company has a committee of senior executives to oversee the Company's operations, then the Company shall cause the Executive to be a member of such committee.

     4.   COMPENSATION AND RELATED MATTERS
          --------------------------------

          (a) Salary.  During the period of the Executive's employment
              ------
hereunder, the Company or a subsidiary of the Company shall pay to the Executive a salary ("Base Salary") in equal installments in accordance with normal payroll practices of the Company but not less frequently than monthly. The Base Salary shall be payable at the rate of $175,000 per annum, starting as of the Effective Date. The payments of Base Salary hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's Base Salary hereunder. The Board, at any time and from time to time, may increase (but not reduce) the Base Salary payable under this Agreement, and increase in the Base Salary shall become effective at the time indicated by the Board without the need for an amendment to this Agreement.

          (b) Expenses.  The Executive shall be entitled to receive prompt
              --------
reimbursement from the Company of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, in accordance with the policies and procedures established by the Company from time to time. The Executive shall furnish the Company with evidence that such expenses were incurred as the Company may from time to time reasonably request.

          (c) Living Allowance.  The Company acknowledges that the Executive
              ----------------
will continue to maintain his permanent residence in Belgium; however, it is contemplated that the Executive will spend approximately six weeks per calendar quarter (for so long as it may be necessary or appropriate to perform his services hereunder) working out of the Company's headquarters in Denver, Colorado USA. Accordingly, in addition to expenses reimbursed in accordance with Section 4(b), the Company shall reimburse the Executive for expenses incurred in order to maintain a secondary residence proximate to the Company's headquarters in Denver, Colorado for so long as the Executive shall be required to spend substantial periods of time at such headquarters to properly perform his duties hereunder. Such reimbursement shall be made monthly during the Executive's employment hereunder, but shall not exceed a total of $50,000 per annum, and shall be payable upon receipt by the Company of evidence to the reasonable satisfaction of the Company that such expenses were incurred.

          (d) Incentive Bonus.  The Executive shall be eligible to receive from
              ---------------
the Company or any of the Company's affiliates or subsidiaries an annual incentive bonus (the "Incentive Bonus") in respect of each fiscal year of the Company that ends during the Term, starting with the fiscal year ending January 31, 1999. The

Incentive Bonus in respect of each fiscal year that ends during the Term (each, a "Reference Year") shall be calculated on the terms hereafter set forth in this
Section 4(d). The Incentive Bonus may, subject to the conditions set forth below, equal up to 110% of $450,000. With respect to each Reference Year, the Executive's Incentive Bonus shall consist of a Target Bonus and a Project Bonus (each as defined below), determined as follows:

              (i) A portion of the Incentive Bonus (the "Target Bonus") in an amount equal to one-half of the EBIT Attainment Percentage (as defined below) multiplied by said $450,000 shall be payable to the Executive with respect to each Reference Year, provided that the Target Bonus shall not be paid with respect to any Reference Year if the EBIT Attainment Percentage with respect to such Reference Year is less than eighty percent (80%). The "EBIT Attainment Percentage" with respect to any Reference Year shall mean the percentage that is established as follows: if the EBIT (as defined below) of the Company with respect to the Reference Year is

                   (A) less than the Minimum EBIT Target (as defined below) for such Reference Year, then the EBIT Attainment Percentage shall equal zero percent (0%);

                   (B) equal to the Minimum EBIT Target for such Reference Year, the EBIT Attainment Percentage shall equal eighty percent (80%);

                   (C) greater than the Minimum EBIT Target but less than the
              Annual EBIT Target (as defined below) for such Reference Year, the EBIT Attainment Percentage shall equal the sum of (x) eighty percent (80%) plus (y) the product of twenty percent (20%) multiplied by a frac tion, the numerator of which shall be the excess of (I) the EBIT of the Company over (II) the Minimum EBIT Target for such Reference Year and the denominator of which shall be the excess of the Annual EBIT Target over the Minimum EBIT Target;

                   (D) equal to the Annual EBIT Target for such Reference Year,

              the EBIT Attainment Percentage shall equal one hundred percent (100%);

                   (E) greater than the Annual EBIT Target but less than the
              Maximum EBIT Target (as defined below) for such Reference Year, the EBIT Attainment Percentage shall equal the sum of (x) one hundred percent (100%) plus (y) the product of twenty percent (20%) multiplied by a fraction, the numerator of which shall be the excess of (I) the EBIT of the Company over (II) the Annual EBIT Target for such Reference Year and the denominator of which shall be the excess of the Maximum EBIT Target over the Annual EBIT Target; or

                   (F) equal to or greater than the Maximum EBIT Target for such
              Reference Year, the EBIT Attainment Percentage shall equal one hundred twenty percent (120%).

              (ii) With respect to each Reference Year ending after January 31, 1998, on or before March 15 of each such year, the Board, in consultation with the CEO, shall determine the "Annual EBIT Target," the "Minimum EBIT Target" and the "Maximum EBIT Target" for the Reference Year then current. Promptly after such targets have been determined, the Company shall provide written notice thereof to the Executive. The Annual EBIT Targets determined by the Board shall be reasonably achievable in the good faith judgment of the Board, it being understood that the Maximum EBIT Targets determined by the Board shall generally reflect a more aggressive, "stretch" budget, and the Minimum EBIT Targets determined by the Board shall generally reflect an improvement over actual EBIT for the prior Reference Year. The Board shall have the right, acting unilaterally and in good faith, to adjust the Annual EBIT Target, the Minimum EBIT Target and the Maximum EBIT Target upon the occurrence of any acquisition, disposition or other significant event that occurs after such targets have been determined. For purposes of this Section 4(d), "EBIT" shall mean, for any period, the Company's consolidated earnings (excluding extraor-dinary gains and losses and gains or losses from the sale of fixed assets outside of the ordinary course of business) from continuing operations before interest and taxes for such period, and EBIT shall be determined on the same basis as the Annual EBIT Target, the Minimum EBIT Target and the Maximum EBIT Target. Notwithstanding the foregoing, EBIT for any Reference Year shall be equitably adjusted by the Board (solely for the purposes of Section 4(d)(i)) to the extent that the Company's business was not conducted in the ordinary course in accordance with past practices.

              (iii) A portion of the Incentive Bonus in a target amount equal to forty percent (40%) of said $450,000 (the "Project Bonus") shall be payable to the Executive to the extent that the Board determines that the Executive has satisfactorily completed certain projects (the "Annual Projects") estab lished by the Board with respect to the Reference Year in accordance with this subparagraph (iii), provided that the Board may award a Project Bonus of between eighty percent (80%) and one hundred twenty-five percent (125%) of the target amount based upon its evaluation of the manner in which the Executive completes the Annual Projects. The Company shall establish Annual Projects for each fiscal year during the Term and shall provide the Executive with a written notice of such Annual Projects, which shall describe such Annual Projects in reasonable detail. The Annual Projects for each Reference Year ending after January 31, 1998 shall be established on or before March 15 of such year. The Annual Projects for each such fiscal year shall be developed by the Board in consultation with the Executive, and shall, in the good faith judgment of the Board, be reasonably achievable. The Executive acknowledges that the Annual Projects established by the Board may not be measured by financial results or other quantifiable standards and may depend on subjective judgments by the Board, and the Executive agrees that the determination of the Board as to the extent to which such Annual Projects have been satisfactorily completed shall be conclusive for all purposes, provided that such determination shall be made in good faith.

              (iv) Each Incentive Bonus (including the Target Bonus and the Project Bonus) shall be paid not more than 30 days after a determination by the Board that the applicable performance goals have been met, and such determination shall be made not later than 10 days following the filing of a Form 10-K for the Company, or if the Company is not required to file a Form 10-K, not later than 10 days following the date upon which the Company's audited financial statements first become available.

          (e) Signing Bonus.  The Company shall pay to the Executive a
              -------------
signing bonus of $400,000 (the "Signing Bonus") if a Change of Control (as defined below) shall not have occurred on or before January 31, 1999. The Signing Bonus shall be payable on January 31, 1999 (provided that a Change of Control shall not have occurred on or before such date) or such earlier date as the Company terminates the assignment of Goldman, Sachs & Co. in connection with the possible sale of the Company (the "Payment Date"); provided that the Executive remains continually employed by the Company through the Payment Date unless the Executive's employment is terminated by the Company without Cause (as defined in Section 9(c)) or by the Executive for Good Reason (as defined in
Section 9(d)). For purposes of the immediately preceding sentence, "Change of Control" means (a) any sale, transfer or other conveyance (whether directly, or indirectly through a merger, consolidation or similar transaction), or series of related sales, transfers or other conveyances, of the outstanding capital stock of the Company pursuant to which any person (or group of affiliated persons) other than an Excluded Person, becomes the beneficial owner of more than 50% of the outstanding common stock of the Company or (b) any sale, transfer or other conveyance of all or substantially all of the Company's assets to any person (or group of affiliated persons) other than to an Excluded Person. For purposes of the foregoing definition, "Excluded Person" means and includes (i) Apollo Investment Fund, L.P. ("Apollo"), any of its affiliates, and, so long as Apollo or an affiliate of Apollo controls the right to vote the securities in question, any partner, shareholder or trustee of any of them, (ii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (iii) the Company or any subsidiary of the Company.

          (f) Vacations.  The Executive shall be entitled to the number of paid
              ---------
vacation days in each calendar year determined in accordance with the Company's vacation policy as in effect immediately prior to the execution of this Agreement.

          (g) Services Furnished.  The Company shall furnish the Executive with
              ------------------
office space, secretarial assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties hereunder.

          (h) Waiver of Benefits.  The Executive acknowledges that he will not
              ------------------
receive any benefits from the Company in connection with the executive management services provided hereunder except as expressly set forth in this
Section 4, and he hereby waives and relinquishes all rights to benefits under all of the Company's employee pension plans, welfare benefit plans, tax-deferred savings plans and other employee benefit arrangements (including any insurance or trust arrangements maintained for the benefit of Company employees.

     5.   TERMINATION
          -----------

          The Executive's employment hereunder may be terminated under the following circumstances:

          (a) Death.  The Executive's employment hereunder shall terminate upon
              -----
his death.

          (b) Disability.  If the Board determines in good faith, based on
              ----------
medical evidence acceptable to it, that the Executive has become physically or mentally disabled or incapacitated during his employment hereunder for a continuous period of ninety (90) days to such an extent that he shall be unable to perform his duties hereunder then, notwithstanding the provisions of Section 2, the Company may, after the expiration of said ninety (90) day period and during the continuance of such disability or incapacity, give to the Executive a Notice of Termination (as defined in Section 5(e) hereof) of the Executive's employment hereunder and such employment shall terminate on the date provided in Section 5(f) hereof.

          (c) Termination by the Company.  The Company may terminate the
              --------------------------
Executive's employment hereunder at any time with or without Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the engaging by the Executive in willful misconduct that is materially injurious to the Company, (B) the embezzlement or misappropriation of funds or property of the Company by the Executive or the conviction of the Executive of a felony or the entrance of a plea of guilty by the Executive to a felony or (C) the failure or refusal by the Executive to devote his full business time and attention (as described in Section 3(b) of this Agreement) to the performance of his duties and responsibilities hereunder or any other breach by the Executive of this Agreement in any material respect if such breach has not been cured by the Executive within thirty (30) days after the Preliminary Notice (as defined below) has been given to the Executive. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive shall not be deemed to have been terminated for Cause, unless the Company shall have given the Executive (i) notice (the "Preliminary Notice") setting forth, in reasonable detail the facts and circumstances claimed to provide a basis for termination for Cause, (ii) a reasonable opportunity for the Executive, together with his counsel, to be heard before the Board and (iii) a Notice of Termination stating that, in the good faith judgement of the Board, the Executive was guilty of conduct set forth in clauses (A), (B) or (C) above, and specifying the particulars thereof in reasonable detail. Upon receipt of the Preliminary Notice, the Executive shall have thirty (30) days in which to appear before the Board with counsel, or take such other action as he may deem appropriate, and such thirty (30) day period is hereby agreed to as a reasonable opportunity for the Executive to be heard.

          (d) Termination by the Executive.  The Executive may voluntarily
              ----------------------------
terminate his employment hereunder at any time with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean, so long as the

Executive has not been guilty of the conduct set forth in clauses (A), (B) or
(C) of Section 5(c) hereof, (i) a failure by the Company to comply with any material provision of this Agreement that has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Executive to the Company or (ii) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties or responsibilities as in effect immediately prior to the Effective Date, including, but not limited to, any material reduction in such position, duties or responsibilities or material change in his title or (iii) the termination by Samsonite Europe N.V. of the Amended and Restated Consulting Agreement, dated as of February 1, 1998 (the "Consulting Agreement"), by and between Samsonite Europe N.V. and the Executive, in each case of clauses (ii) and (iii) above, without the consent of the Executive. The Executive's election to terminate under this Section 5(d) shall be made by giving Notice of Termination not later than 60 days from, as applicable, the date that the Company fails to cure under (i) above, the assignment of duties under (ii) above, and the date that the Executive is advised of the termination under (iii) above. Notwithstanding the provisions of clause (ii) of the first sentence of this Section 5(d), a change in title which represents a promotion and the assignment of different or additional duties or responsibilities in connection therewith shall not constitute "Good Reason."

          (e) Notice of Termination.  Any termination of the Executive's
              ---------------------
employment by the Company or by the Executive (other than termination pursuant to Section 5(a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (f) Date of Termination.  Except to the extent otherwise herein
              -------------------
provided, "Date of Termination" shall mean (i) if the Executive's employment is terminated pursuant to Section 5(a), the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 5(b) or (c), the date of or a later date specified in the Notice of Termination, (iii) if the Executive's employment is terminated pursuant to Section 5(d), the date on which the Notice of Termination is given and (iv) if this Agreement is continued in effect to the end of the Term, the last day of the Term. Except as provided in and subject to Section 6 hereof, the Company shall not have any obligation to Executive for salary continuation, severance or termination pay upon termination of this Agreement.

     6.   COMPENSATION UPON TERMINATION
          -----------------------------

          (a) If the Executive's employment is terminated (i) by the Company for Cause, (ii) by the Executive other than for Good Reason, or (iii) by reason of the Executive's death or disability (pursuant to Section 5(b) hereof), then the Company shall pay the Executive his full Base Salary through the Date of Termination (to the extent not otherwise paid through the Date of Termination) at the rate in effect immediately prior to the Date of Termination, provided that if the Executive's employment hereunder terminates by reason of his death, the Company shall continue to make salary payments at the rate of the Base Salary then in effect in respect of the month of death and three calendar months immediately following the month of death. The Executive shall not be entitled to any portion of the Incentive Bonus unless such bonus shall be payable pursuant to Section 4(d) with respect to a Reference Year ending on or before the Date of Termination; provided that, if the Date of Termination occurs after the end of a Reference Year and prior to the determination of whether the performance goals for such Reference Year were met, such Incentive Bonus shall be payable, if it is determined that such goals were met, in accordance with the provisions of Section 4(d) hereof.

          (b) If the Executive's employment is terminated (i) by the Company without Cause (other than for disability pursuant to Section 5(b) hereof), or
(ii) by the Executive for Good Reason, then the Company shall pay to the Executive as severance pay in a lump sum, not later than the fifth day following the Date of Termination, the following amounts, which shall not be discounted to take into account present value:

          (I) to the extent not otherwise paid through the Date of Termination, the Executive's full Base

     Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given; and

          (II) in lieu of any further salary and bonus or other incentive compensation payments to the Executive for periods subsequent to the Date of Termination, the sum of $500,000.

          (c) In the event that this Agreement is continued in effect to the end of the Term and at or prior to expiration of the Term the Company has not offered to extend this Agreement upon the same or substantially similar terms and conditions for one or more additional terms through the date on which the Executive reaches the age of 56, the Company shall pay the Executive the sum of $500,000, payment to be made within thirty (30) days from the Date of Termination of employment, and the Company shall have no further obligations to the Executive, except as may be provided under the express terms of this Agreement or in accordance with the survivorship provisions of Section 13 of this Agreement.

          (d) Any amounts paid pursuant to the provisions of Section 6(b) above shall be in lieu of any amounts payable to Executive pursuant to any severance or termination pay program maintained by the Company, and the Executive hereby expressly waives and relinquishes all rights under any such programs.

     7.   LEGAL FEES; REIMBURSEMENT OF CERTAIN EXPENSES
          ---------------------------------------------

          The Company shall promptly reimburse the Executive for the reasonable legal fees and expenses incurred by the Executive in connection with enforcing or defend ing any right of the Executive pursuant to this Agreement; provided that the Company shall have no obligation to reimburse the Executive for any such fees and expenses unless the resolution of any action taken by the Executive to enforce such right is in favor of the Executive. In addition, the Company hereby agrees that the amount of any such legal fees and expenses reimbursed to the Executive in connection with obtaining or enforcing any right or benefit provided to the Executive by the Company pursuant to or in accordance with this Agreement shall not be taken into account by the Company in determining the aggregate compensation paid or payable to the Executive under this Agreement.

     8.   INDEMNIFICATION
          ---------------

          The Company shall indemnify the Executive (and his legal representatives), unless expressly prohibited by applicable law, against all losses, claims, damages, liabilities, costs, charges and expenses incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he (or his legal representatives) may be made a party by reason of his being or having been a director, officer or employee of the Company (including payment of expenses in advance of the final disposition of the proceeding). The Company further agrees, upon demand by the Executive, promptly to reimburse the Executive for, or pay, any loss, claim, damage, liability or expense, unless ex pressly prohibited by applicable law, to which the Company has agreed to indemnify the Executive pursuant to Sections 7 and 8 hereof. If any action, suit or proceeding is brought or threatened against the Executive in respect of which indemnity may be sought against the Company pursuant to the foregoing, the Executive shall notify the Company promptly in writing of the institution of such action, suit or proceeding. Such action, suit or proceeding shall be defended by and be under the exclusive control of the Company and its counsel; except that the Executive shall have the right to designate separate counsel, acceptable to the Executive in his sole discretion, and, to the extent of a conflict of interest with the Company, the right to direct, control and supervise the Executive's defense of such action, suit or proceeding.

     9.   TAXES
          -----

          The Company shall deduct from all amounts payable under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

     10.  CONFIDENTIALITY AND NONCOMPETITION
          ----------------------------------

          (a) Unless otherwise required by law or judicial process, the Executive shall keep confidential all confidential information known to the Executive concerning the Company and its businesses during his employment with the Company and for the shorter of three (3) years following the termination of the Executive's employment with the Company or until such information is publicly disclosed by the Company or otherwise becomes publicly disclosed other than through the Executive's actions; provided, that the Executive shall provide notice to the Company in advance of any disclosure required by law or judicial process in a timely manner to permit the Company to oppose such compelled disclosure.

          (b) The Executive agrees that during his employment with the Company and for a period of one (1) year thereafter (unless such employment is terminated by the Company pursuant to Section 5(c) without Cause or by the Executive pursuant to Section 5(d) with Good Reason, provided that the Company does not contest that such termination was for Good Reason), he shall not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity that is in substantial competition (in excess of 15% of net sales of the business) with any of the businesses engaged in by the Company during the Term in any of the geographic areas in which such businesses are then conducted by the Company or have been conducted by the Company during the twelve months preceding the termination of the Executive's employment. Nothing in this Agreement shall prevent the Executive from making or holding any investment in any amount in securities traded on any national securities exchange or traded in the over the counter market, provided said investments do not exceed one percent (1%) of the issued and out standing stock of any one such corporation.


     11.  SUCCESSORS; BINDING AGREEMENT
          -----------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or a substantial portion of the stock, business or assets of the Company, whether by merger, restructuring, reorganization, consolidation, division, sale or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement).

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would be still payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided hereunder, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other beneficiary or, if there be no such beneficiary, to the Executive's estate.

     12.  NOTICE
          ------

          For purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given (i) when hand delivered, (ii) when sent if sent by overnight mail, overnight courier or facsimile transmission or (iii) when mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          -------------------

               Luc Van Nevel
               Berchemweg 129
               9700 Oudenaarde
               Belgium

          If to the Company:
          -----------------

               Samsonite Corporation
               11200 East Forty-Fifth Avenue
               Denver, Colorado  80239-3018
               Attention:  Board of Directors
               c/o Corporate Secretary

(with a copy to the attention of: General Counsel, at the same address) or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     13.  SURVIVORSHIP
          ------------

          The respective rights and obligations of the parties hereunder set forth in Sections 6, 7, 8, 9 and 10 of this Agreement shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     14.  REPRESENTATIONS AND WARRANTIES
          ------------------------------

          The Company represents and warrants that (a) it is fully authorized and empowered to enter into this Agreement and that its Board has approved the terms of this Agreement, (b) the execution of this Agreement and the performance of its obligations under this Agreement shall not violate or result in a breach of the terms of any material agreement to which the Company is a party or by which it is bound, (c) no approval by any governmental authority or body is required for it to enter into this Agreement, and (d) the Agreement is valid, binding and enforceable against the Company in accordance with its terms, except to the extent affected or limited by applicable bankruptcy laws or other statutes governing the rights of creditors generally and any regulations or interpretations thereof. The Executive represents and warrants that his execution of this Agreement and his performance of his duties and responsibilities under this Agreement shall not violate or result in a breach of the terms of any material agreement to which he is a party or by which he is bound.

     15.  MISCELLANEOUS
          -------------

          (a) Entire Agreement.  The parties hereto agree that this Agreement,
              ----------------
together with:

          (i)   the Agreement made as of May 15, 1996,

          (ii) the Stock Option Agreement dated as of the 20th day of February, 1996, and

          (iii) the Consulting Agreement
contain the entire understanding and agreement between them, and supersedes all prior understandings and agreements (including, without limitation, the Executive Management Agreement, dated as of January 1, 1990, as amended by the First Amendment thereto, dated as of May 1, 1994) between the parties respecting the employment by the Company of the Executive, and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          (b)  Waiver.  No waiver by either party hereto at any time of any
               ------
breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          (c) Choice of Law.  The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

          (d) Certain Tax Consequences.  The parties hereto acknowledge that the
              ------------------------
Company intends to seek a ruling, interpretation or other written advice (a "Tax Ruling") from the appropriate tax authority in Belgium to the effect that the Company is not subject to taxation by any Belgian authority by reason of the Executive's employment hereunder. If the Company is unable to obtain, on a timely basis, a Tax Ruling which is satisfactory to the Company, in its sole discretion, the parties hereto agree to modify and amend this Agreement or enter into a different kind of arrangement, so as to assure that the Company will not be exposed to taxation by any Belgian authority by reason of such employment; provided that such modification, amendment or other arrangement shall, as nearly as practicable, preserve the economic terms, rights and obligations of the Company and the Executive as set forth in this Agreement. The parties hereto agree that entering into a modification, amendment or other arrangement as contemplated by the preceding sentence shall not be deemed to constitute a termination of this Agreement by either the Company or the Executive for purposes of this Agreement or the Consulting Agreement.

     16.  VALIDITY
          --------

          The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

     17.  COUNTERPARTS
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused its name to be subscribed to this Agreement by its duly authorized representative in the State of New York and the Executive has executed this Agreement and caused it to be delivered in the State of New York, in each case as of the date and the year first above written.

                         SAMSONITE CORPORATION



                         By:/s/ THOMAS R. SANDLER
                            ---------------------
                             Name: Thomas R. Sandler
                             Title: Senior Vice President



                         /s/ LUC VAN NEVEL
                         -----------------
                         Luc Van Nevel